AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 8, 2006

                          Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                 TECHLABS, INC.
                                 --------------
            (Exact name of registration as specified in its charter)


                 Florida                                  65-0843965
                 -------                                  ----------
      (State or other jurisdiction                    (I.R.S.Employer or
      incorporation or organization)                  Identification No.)


          8905 Kingston Pike
              Suite 307
      Knoxville, Tennessee 37923                            37923
      --------------------------                            -----
(Address of Principal Executive Offices)                  (Zip Code)


                 Compensation Agreement with Steven T. Dorrough,
               Barry A. Rothman, David Glassberg & Joel Bernstein
               --------------------------------------------------
                            (Full Title of the Plan)


                                 Jayme Dorrough
                               8905 Kingston Pike
                                    Suite 307
                           Knoxville, Tennessee 37923
                           --------------------------
                     (Name and address of agent for service)


                                 With a copy to:

                            David M. Glassberg, Esq.
                           Glassberg & Glassberg, P.A.
                            13615 South Dixie Highway
                                  Suite 114-514
                              Miami, Florida 33176

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                       Proposed
Title of each                           maximum       Proposed
  class of               Amount        offering       maximum        Amount of
securities to            to be         price per      offering      registration
be registered          registered        share         price            fee

================================================================================

Common stock,
$.001 par value
per share (1)           2,080,000        $.21         $436,800        $46.74

--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Securities Act") based upon the closing bid and asked prices for the common stock as reported on the OTC Bulletin Board on December 7, 2006.

================================================================================

PROSPECTUS


                                 TECHLABS, INC.

                        2,080,000 SHARES OF COMMON STOCK

         This is an offering of common stock of Techlabs, Inc. All of the shares are being offered by the selling stockholders listed in the section of this prospectus entitled "Sales by Selling Stockholders." We will not receive any of the proceeds from the sale of the shares.

         For a description of the plan of distribution of the shares, please see page 11 of this prospectus.

         Our common stock is traded on the OTC Bulletin Board under the trading symbol "TELA." On December 7, 2006 the last sale price for our common stock was $.21.


                           --------------------------


         INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS TO READ ABOUT RISKS OF INVESTING IN OUR COMMON STOCK.


                           --------------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is December 8, 2006

                               PROSPECTUS SUMMARY

         This summary highlights important features of this offering and the information included in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors." When used herein, the terms "Techlabs," "we," "us," and "our" refers to Techlabs, Inc., a Florida corporation, and its subsidiaries.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to expand our current operations and/or consummate a merger or business combination with an operating entity, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Readers should carefully review this prospectus and all documents which are incorporated by reference hereto. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                  OUR BUSINESS

OVERVIEW

         We have historically generated our revenues from fees earned by us from the rental of our Starting Point.com email list, and from fees paid directly by customers of our Florida Fountain of Youth Spa, an anti-aging day spa located in Stuart, Florida, which began operations in November 2004. During the fourth quarter of 2005 we determined to discontinue the operations of the Florida Fountain of Youth Spa. In December 2005 the Company completed the sale of the Starting Point.com website and all applicable content, trademarks, databases and domains.

         In addition to Starting Point, we also own Interplanner.com and InternetChic Marketing. Neither of these web site properties are generating revenues at this time. Interplanner.com was designed as a free online calendar and personal information management (PIM) service that offered a comprehensive set of features, including a personal calendar, group calendars, contact lists, appointment entry and tracking, and task lists, as well as a variety of content. Interplanner's original source code and documentation was developed for us by a third party. We own all intellectual property rights associated with Interplanner. InternetChic Marketing was a business-to-business marketing solution provider focused on developing and implementing Internet marketing and web site traffic building programs for Internet businesses and traditional brick and mortar companies.

         During the current fiscal year the Company reported that as a result of its two-year effort to research and develop business opportunities in the Caribbean basin and South America, it is moving forward with two new ventures. First, the company is engaged in contract negotiations for a property located on Margarita Island, a Caribbean island of Venezuela, which will serve as its first micro-resort property. The company intends for the facility to serve as a destination for high-end vacations, catering to the adults-only market segment.

         Second, the Company has entered into a letter of understanding to acquire Venezuelan-based Corporacion SportAlum C.A. (SportAlum), and will shortly commence a full due-diligence effort with respect to structuring a purchase transaction with SportAlum's principals. SportAlum specializes in the fabrication, sale and installation of sport seating solutions for stadiums, arenas and other sports and entertainment facilities around the world. Techlabs expects to enter into definitive purchase agreement by the end of 2006. Further, the Company has entered into a joint venture agreement with the controlling shareholder of SportAlum for the import into the United States of aluminum extrusions in a variety of custom shapes. Techlabs intends to resell the aluminum extrusions to a variety of companies engaged in the manufacture of home building materials and products, including window and door frames and assemblies.

OUR HISTORY

         Techlabs, Inc. ("Techlabs") was incorporated in the State of Florida in May 1998 under the name Coordinated Physician Services, Inc. to organize and operate primary care physician networks for managed medical care organizations. In February 1999 the Company abandoned this business due to excessive competition and changed its name to Techlabs, Inc.

COMPETITION

         In the micro-resort segment of the hospitality industry we expect to compete with both smaller, privately owned properties, as well as major lodging brands in the regions in which we will operate and which have far greater resources than our Company. Competition in this market segment is based primarily on the level of service, quality of accommodations, convenience of locations, and room rates of each hotel.

         With respect to the fabrication, sale and installation of sport seating solutions for stadiums, arenas and other sports and entertainment facilities, SportAlum competes with a variety of companies engaged in various segments of the construction industry, many of whom specialize in the construction of sports and entertainment facilities. While a majority of these companies operate solely within the countries where they are domiciled, several have worldwide operations and thus far greater resources than SportAlum.

INTELLECTUAL PROPERTY

         We rely upon a combination of trade secret, copyright and trademark laws to protect our intellectual property. Except where we have granted third parties contractual rights to use our intellectual property, we limit access to, and distribution of, and other proprietary information. However, the steps we take to protect our intellectual property may not be adequate to deter misappropriation of our proprietary information. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our intellectual property. Our failure or inability to protect our proprietary rights could materially adversely affect our business, financial condition and results of operations.

EMPLOYEES

         As of the date of this prospectus, we had one part-time employee, Jayme Dorrough, our sole officer and director.

WHERE TO CONTACT US

         Our offices are at 8905 Kingston Pike, Suite 307, Knoxville, Tennessee 37923, and our telephone number is 215-368-6344.

RISK FACTORS

         An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

         WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT. WE DO NOT ANTICIPATE THAT WE WILL REPORT ANY SUBSTANTIAL REVENUES OR A PROFIT IN THE FORESEEABLE FUTURE.

         For the year ended December 31, 2005, we reported a net loss of $24,904 and at December 31, 2005 we had an accumulated deficit of $8,451,735. For the nine months ended September 30, 2006 we reported a net loss of $116,437 and at September 30, 2006 we had an accumulated deficit of $8,568,172. While a significant portion of our accumulated losses from inception through September 30, 2006 are non-cash, we have never generated sufficient revenues to offset our operating costs. The recent sale of Starting Point.com and the discontinuing of operations of our day spa has resulted in the company not presently having any ongoing source of revenue. While we continue to seek new business that can be either acquired or started-up, there exist no assurances that we will be successful in this regard and that any new business interests will generate sufficient revenue to meet our operating expenses in future periods. Our principal stockholder has historically advanced certain funds to us to pay our expenses, and we believe that it will continue to pay these expenses for us until such time as we are able to generate sufficient revenues from our own operations. As a result of the uncertainty surrounding our revenues in the near future, you should not purchase shares of our common stock based upon our historical operations or financial results.

         WE ARE DEPENDENT UPON OUR PRINCIPAL STOCKHOLDER FOR INTERIM CAPITAL.

         We have no working capital with which to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended. Our principal stockholder has agreed to advance any funds necessary to insure that we are able to meet our reporting obligations under the Securities Exchange Act of 1934. However, Yucatan has not agreed in writing to provide these funds and can only do so to the extent that it has available funds. No commitments to provide additional funds have been made by other stockholders or third parties. Accordingly, there can be no assurances that any funds will be available to us to allow it to cover our expenses. If we were unable to continue to meet our reporting requirements under the Securities Exchange Act of 1934, our common stock would be delisted from the OTCBB and there would be no market for our securities.

         WE WILL NEED TO RAISE ADDITIONAL CAPITAL.

         We will be required to raise additional working capital to fund the operations of the micro-resort and aluminum import businesses. It has been very difficult for small companies to raise working capital in the past few years, and we cannot anticipate if the funding environment in the U.S. or aboard will improve during 2006 and beyond. Accordingly, we cannot offer any assurances that if we should need additional capital that it will be available to us on terms and conditions which are reasonably acceptable, if at all. Depending upon the financial condition of our ultimate merger or business combination partner, the lack of sufficient working capital could materially and adversely affect any revenues we may be able to generate in future periods.

         OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTCBB, BUT TRADING IN OUR STOCK IS LIMITED.

         The market for our common stock is extremely limited, and we do not anticipate that it there will be any increased liquidity in our common stock until such time as we consummate a merger or business combination. Even if we are successful in completing such a transaction, there are no assurances an active market for our common stock will ever develop. Accordingly, purchasers of our common stock cannot be assured any liquidity in their investment.

         BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY EFFECT ITS LIQUIDITY.

         If the trading price of our common stock remains less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

         It is unlikely that our common stock will trade above $5.00 per share in the foreseeable future, accordingly, any liquidity in the market will be further hampered by the applicability of the Penny Stock Rules to trading in our common stock.

         PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

         In addition, our articles of incorporation authorize the issuance of shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

         SALES BY THE SELLING STOCKHOLDER MAY CAUSE THE MARKET PRICE OF OUR SHARES TO DECREASE.

         It is possible that the selling stockholders will offer all of their shares for sale. A sale by her of all or substantially all of their shares may have a depressive effect on the market price of our common stock.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares offered hereby.

                              AVAILABLE INFORMATION

         We have filed with the SEC a registration statement on Form S-8. This prospectus is part of the registration statement. It does not contain all of the information set forth in the registration statement. For further information about Techlabs, Inc. and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete. Where a contract or other document is an exhibit to the registration statement, each of you should review the provisions of the exhibit to which reference is made. You may obtain these exhibits from the SEC as discussed below.

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports and the registration statement of which this prospectus is a part, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, registration statements and other filings made with the SEC through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the SEC's site located at http//www.sec.gov.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon for us by Glassberg & Glassberg, P.A., Miami, Florida.

                                     EXPERTS

         The financial statements of Techlabs, Inc. as of and for the year ended December 31, 2005 incorporated by reference in this prospectus have been audited by Baumann, Raymondo & Company, PA,, independent registered public accounting firm, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

         The financial statements of Techlabs, Inc. as of and for the year ended December 31, 2004 incorporated by reference in this prospectus have been audited by Webb & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.


           PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  COMPENSATION AGREEMENT WITH STEVEN T. DORROUGH

         The Company has retained Steven T. Dorrough to consult with it on the business operations of potential transaction candidates with a view toward increasing the revenues of the Company, including, but not limited to (i) identify and initiate discussions on behalf of the Company with potential transactions candidates, (ii) assist management in negotiation of letters of intent and definitive purchase agreements with transactional candidates, and
(iii) such other services as requested by the Company reasonably related to the foregoing.

         As full and complete consideration for the performance of the Services, the Company shall issue Dorrough 1,800,000 shares of the Company's common stock, which is equal to $396,000 based upon the fair market value of the Company's common stock as of the date such agreement was executed. Such shares shall be issued pursuant to the Company's 1999 Stock Incentive Plan and, upon issuance, shall be fully paid, duly issued and freely tradeable.

         The Company has retained Barry A. Rothman to provide a variety of business services, including administration of the company's legal, accounting and marketing operations and professional relationships, as well as other services as requested by the Company reasonably related to the foregoing.

         As full and complete consideration for the performance of the Services, the Company shall issue Rothman 200,000 shares of the Company's common stock, which is equal to $44,000 based upon the fair market value of the Company's common stock as of the date such agreement was executed. Such shares shall be issued pursuant to the Company's 1999 Stock Incentive Plan and, upon issuance, shall be fully paid, duly issued and freely tradeable.

         The Company has retained David Glassberg to provide legal counsel on a variety of issues, as well as other services as requested by the Company reasonably related to the foregoing.

         As full and complete consideration for the performance of the Services, the Company shall issue Glassberg 30,000 shares of the Company's common stock, which is equal to $6,600 based upon the fair market value of the Company's common stock as of the date such agreement was executed. Such shares shall be issued pursuant to the Company's 1999 Stock Incentive Plan and, upon issuance, shall be fully paid, duly issued and freely tradeable.

         The Company has retained Joel Bernstein to provide legal counsel on a variety of issues, as well as other services as requested by the Company reasonably related to the foregoing.

         As full and complete consideration for the performance of the Services, the Company shall issue Bernstein 50,000 shares of the Company's common stock, which is equal to $11,000 based upon the fair market value of the Company's common stock as of the date such agreement was executed. Such shares shall be issued pursuant to the Company's 1999 Stock Incentive Plan and, upon issuance, shall be fully paid, duly issued and freely tradeable.

RESTRICTIONS UNDER FEDERAL SECURITIES LAWS

         The sale of our common stock issuable pursuant to the Compensation Agreement must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, are aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 promulgated under the Securities Act of 1933 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

SALES BY THE SELLING STOCKHOLDER

         The following table sets forth:

         -  the name of each selling stockholder,

         -  the number of shares owned, and

         - the number of shares being registered for resale by each selling stockholder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the following table. All of the shares being registered for resale under this prospectus for the selling stockholder may be offered hereby. Because the selling stockholders may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares being offered hereby that will be held by the selling stockholders upon termination of any offering made hereby. We have, therefore, for the purposes of the following table assumed that the selling stockholders will sell all of the shares owned by them which are being offered hereby.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by the selling stockholder is as of the date of this prospectus.

                                                          Shares to   Percentage
                      Number    Percentage     Shares     be owned      owned
Name of selling     of shares  owned before     to be       after       after
stockholder           owned      offering      offered    offering     offering
------------------  ---------  ------------   ---------   ---------   ----------

Steven T. Dorrough  1,800,000        0        1,800,000       0           0
Barry Rothman         200,000        0          200,000       0           0
David Glassberg        30,000        0           30,000       0           0
Joel Bernstein         50,000        0           50,000       0           0


PLAN OF DISTRIBUTION

         The selling stockholders may offer and sell their shares at prevailing market prices or privately negotiated prices. The selling stockholders may sell our common stock on the OTC Bulletin Board, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of securities. The shares will not be sold in an underwritten public offering.

         The selling stockholders may sell the securities in one or more of the following methods:

         * on the OTC Bulletin Board or on such national securities exchanges on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as an agent; or

         * in transactions other than on such national securities exchanges or on the OTC Bulletin Board, or a combination of such transactions, including sales through brokers, acting as an agent, sales in privately negotiated transactions, or dispositions for value by the selling stockholder, subject to rules relating to sales by affiliates.

         In making sales, brokers or dealers used by the selling stockholders may arrange for other brokers or dealers to participate. The selling stockholders, our affiliates and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act of 1933 for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a selling stockholder, to the extent required, a prospectus is required to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling stockholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling stockholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. We have provided the selling stockholders with a copy of these rules. We have also told the selling stockholders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.

SPECIAL CONSIDERATIONS RELATED TO PENNY STOCK RULES

         Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

         * a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

         * a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;

         * a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

         * a toll-free telephone number for inquiries on disciplinary actions;

         * definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

         * other information as the SEC may require by rule or regulation.

         Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

         *        the bid and offer quotations for the penny stock;

         * the compensation of the broker-dealer and its salesperson in the transaction;

         * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

         * monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.


           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until the offering is completed.

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

         - Annual Report on Form 10-KSB for the fiscal years ended December 31, 2005 and 2004;

         - Quarterly Report on Form 10-QSB for the period ended September 30, 2006; and

         - all reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.

         Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

         Corporate Secretary
         Techlabs, Inc.
         8905 Kingston Pike
         Suite 307
         Knoxville, Tennessee 37923
         (215) 368-6344

ITEM 4.  DESCRIPTION OF SECURITIES

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

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

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

5        Opinion of Glassberg & Glassberg, P.A.
10.1     Compensation Agreement with Steven T. Dorrough
10.2     Compensation Agreement with Barry Rothman
10.3     Compensation Agreement with David Glassberg
10.4     Compensation Agreement with Joel Bernstein
23.1     Consent of Baumann, Raymondo & Company, P.A.
23.2     Consent of Webb & Company, P.A.
23.3     Consent of Glassberg & Glassberg, P.A. (included in Exhibit 5)

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

ITEM 9.  UNDERTAKINGS

The undersigned registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville and the State of Tennessee, on the 8th day of December, 2006.


                                        TECHLABS, INC.


                                        By: /s/ Jayme Dorrough
                                            ------------------
                                            Jayme Dorrough, President,
                                            principal executive officer,
                                            principal accounting and
                                            financial officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                         Date
---------                            -----                         ----

/s/ Jayme Dorrough                 President                December 8, 2006
------------------                 and Director
Jayme Dorrough


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